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                                                                     Exhibit 5.1

                         [Sidley & Austin Letterhead]

                                 May 30, 1996


IMC Global Inc.
2100 Sanders Road
Northbrook, Illinois  60062

          Re: Registration of 6,510,286 Shares of Common Stock, $1.00 par value, and Associated Preferred Stock Purchase Rights
               -----------------------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by IMC Global Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 6,510,286 shares of Common Stock, $1.00 par value (the "Shares"), of the Company, together with 6,510,286 Preferred Stock Purchase Rights (the "Rights") associated therewith. The terms of the Rights are set forth in the Rights Agreement dated as of June 21, 1989, as amended, between the Company and The First National Bank of Chicago.

          We are familiar with the proceedings to date with respect to the proposed issuance of the Shares and the Rights and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2.  The Shares are legally issued, fully paid and non-assessable.

          The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.
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          We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                            Very truly yours,

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